Exhibit 10.6

MARKEL CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

FOR OUTSIDE DIRECTORS

To:    ___________________

MARKEL CORPORATION (the "Company") hereby grants you (the "Director") ____shares of Restricted Stock (the "Shares") under the Markel Corporation 2016 Equity Incentive Compensation Plan (the "Plan"). Shares that have not yet vested under Section 1 below, or as otherwise specifically provided herein, are forfeitable and nontransferable. The Company's Outside Directors will administer this Award Agreement, and any decision of the Outside Directors will be final and conclusive. Capitalized terms not defined herein have the meanings provided in the Plan.

The terms of your Award are:

1.
Vesting of Shares. Except as otherwise provided in this Award Agreement, the Shares will become vested and nonforfeitable one year from the date hereof (the "Vesting Date"), provided that the Director remains a member of the Board of Directors until the earlier of the Vesting Date or the Company's next annual meeting of shareholders after the date hereof.

2.
Forfeiture of Shares. If the Director ceases to be a member of the Board of Directors other than by reason of death or Disability (as defined below) before the Vesting Date, the Shares will be forfeited; provided, that the Outside Directors may determine in their sole discretion that forfeiture should not occur, in whole or in part, because the Director had an approved termination of his or her service as a member of the Board of Directors and may in such circumstances allow the Shares to vest, in whole or in part, on such terms as the Outside Directors deem appropriate. If the Director dies or incurs a Disability, the Shares will become fully vested and non-forfeitable on the date of the Director's death or Disability.

3.
Change of Control. Any unvested Shares will become fully vested and non-forfeitable if, after a Change in Control (as defined in the Plan) and before the Vesting Date, the Director ceases to be a member of the Board of Directors for any reason other than voluntary resignation.

4.	Transfer Restrictions. The Shares are not subject to sale, assignment, transfer, pledge, hypothecation or encumbrance.

5.
Binding Effect. Subject to the limitations stated above, this Award Agreement will be binding upon and inure to the benefit of the Director's legatees, distributees, and personal representatives and the successors of the Company.

6.
Interpretation. This Award Agreement will be construed under and be governed by the laws of the Commonwealth of Virginia. THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA OR THE CIRCUIT COURT FOR THE COUNTY OF HENRICO, VIRGINIA SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY DISPUTES ARISING OUT OF OR RELATED TO THE PLAN OR THIS AWARD AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award Agreement to be signed, effective as of the award date shown below.

MARKEL CORPORATION
[Date of grant]
By: _____________________________
Alan I. Kirshner
Authorized Officer